 As filed with the Securities and Exchange Commission on February 10, 2000
                                                      Registration No. 333-94857
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                            Amendment No. 2 to

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------

                              Digex, Incorporated
             (Exact name of registrant as specified in its charter)

                                --------------

        Delaware                     4813                    59-3582217
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)

                                One Digex Plaza
                              Beltsville, MD 20705
                                 (240) 264-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                                 Mark K. Shull
                     President and Chief Executive Officer
                              Digex, Incorporated
                                One Digex Plaza
                              Beltsville, MD 20705
                                 (240) 264-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                   Copies to:
       Ralph J. Sutcliffe, Esq.                   Raymond Y. Lin, Esq.
  Kronish Lieb Weiner & Hellman LLP                 Latham & Watkins
     1114 Avenue of the Americas                    885 Third Avenue
    New York, New York 10036-7798            New York, New York 10022-4802
            (212) 479-6000                           (212) 906-1200

                                --------------

   Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

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
                                        Proposed        Proposed
                         Number of      Maximum          Maximum       Amount of
  Title of Securities   Shares to be Offering Price     Aggregate     Registration
   to be Registered      Registered    Per Share    Offering Price(1)     Fee
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
Class A Common Stock,
 par value $.01 per
 share................   11,500,000      $94.69      $1,088,935,000   $287,478.84 (2)
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

(1) Based on the average high and low prices of the Class A Common Stock on February 7, 2000 in accordance with Rule 457(c) under the Securities Act.

(2) $194,212.92 of the registration fee was previously paid.

                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

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

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act, Digex has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on this 10th day of February, 2000.

                                          Digex, Incorporated

                                                /s/ David C. Ruberg
                                          By: _________________________________

                                                  David C. Ruberg

                                               Chairman of the Board

   Pursuant to the requirements of the Securities Act, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                           Title                  Date
                 ---------                           -----                  ----
Principal Executive Officer:

                    *                       Director, President and   February 10, 2000
___________________________________________  Chief Executive Officer
               Mark K. Shull

Principal Financial and Accounting
Officers:

                    *                       Chief Financial Officer   February 10, 2000
___________________________________________
             Timothy M. Adams

                    *                       Controller                February 10, 2000
___________________________________________
            T. Scott Zimmerman

Directors:

            /s/ David C. Ruberg             Chairman of the Board     February 10, 2000
___________________________________________
              David C. Ruberg

                    *                       Director                  February 10, 2000
___________________________________________
               John C. Baker

                    *                       Director                  February 10, 2000
___________________________________________
            Philip A. Campbell

                                            Director                  February 10, 2000
___________________________________________
             Richard A. Jalkut

                    *                       Director                  February 10, 2000
___________________________________________
              George F. Knapp

                                            Director                  February 10, 2000
___________________________________________
             Robert M. Manning

                    *                       Director                  February 10, 2000
___________________________________________
               Jack E. Reich


      /s/ David C. Ruberg
*By: ________________________________

          David C. Ruberg
          as Attorney-In-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                              Exhibit                               Page
 -------                             -------                               ----
   1.1   Proposed Form of Underwriting Agreement.
   2.1   Contribution Agreement by and between Digex and Business
         Internet, Inc., dated as of
         April 30, 1999.*
   2.2   Assignment and Assumption Agreement by and between Digex and
         Business Internet, Inc., dated as of April 30, 1999.*
   2.3   Trademark Assignment by and between Digex and Business
         Internet, Inc., dated as of April 30, 1999.*
   2.4   Bill of Sale to the Contribution Agreement, dated as of April
         30, 1999.*
   3.1   Certificate of Incorporation of Digex, as amended to date.**
   3.2   Bylaws of Digex.*
   3.3   Certificate of Designation for the Series A Preferred Stock.**
   4.1   See the Certificate of Incorporation of Digex, as amended to date, filed as Exhibit 3.1.
   4.2   Warrant Agreement, dated as of January 12, 2000, among Digex,
         Microsoft Corporation and CPQ Holdings, Inc.**
   4.3   Registration Rights Agreement, dated as of January 12, 2000, among Digex, Microsoft Corporation and CPQ Holdings, Inc.**
   5.1   Opinion of Kronish Lieb Weiner & Hellman LLP.
  10.1   Intentionally Omitted.
  10.2   Lease by and between Intermedia and Intel Corporation, dated as of November 10, 1998.*
  10.3   Lease by and between Intermedia and Ammendale Commerce Center
         Limited Partnership, dated as of April 15, 1998.*
  10.4   Lease by and between Intermedia and 1111 19th Street
         Associates, dated as of July 23, 1998.*
  10.5   Contract for Construction by and between Intermedia and R.W.
         Murray Company, d/b/a
         The Murray Company, dated as of February 19, 1999.*
  10.6   Contract for Construction by and between Intermedia and R.W.
         Murray Company, d/b/a
         The Murray Company, dated as of January 4, 1999.*
  10.7   Software License and Services Agreement by and between Digex and Oracle Corporation, dated as of May 27, 1999.*
  10.8   License Agreement by and between Digex and Microsoft
         Corporation.*
  10.9   Consulting Letter Agreement by and between Digex, Intermedia and Andersen Consulting LLP, dated as of April 1, 1999.*
  10.10  Internet Transit Services Agreement (East Coast) between Digex and Business Internet, Inc., dated as of April 30, 1999.(1)*
  10.11  Internet Transit Services Agreement (West Coast) between Digex and Business Internet, Inc., dated as of April 30, 1999.(1)*
  10.12  Managed Firewall Services Agreement between Digex and Business
         Internet, Inc., dated as of April 30, 1999.(1)*
  10.13  Employment Letter dated June 29, 1999 between Digex and Mark K.
         Shull, and amendments thereto.**
  10.14  Employment Letter dated December 14, 1998 between Digex and
         Nancy G. Faigen, and amendments thereto.**
  10.15  Employment Letter dated July 9, 1999 between Digex and Rebecca
         Ward, and amendments thereto.**
  10.16  Employment Letter dated July 9, 1999 between Digex and Bryan T.
         Gernet, and amendments thereto.**
  10.17  Employment Letter dated December 15, 1999 between Digex and
         Timothy M. Adams, and amendments thereto.**

                                 EXHIBIT INDEX

 Exhibit
 Number                              Exhibit                               Page
 -------                             -------                               ----
  10.18  Employment Letter dated September 11, 1996 between Digex and
         Robert B. Patrick, and amendments thereto.**
  10.19  Digex Long-Term Incentive Plan.**
  10.20  Intermedia 1996 Long-Term Incentive Plan.**
  10.21  General and Administrative Services Agreement between Digex and
         Intermedia, dated as of April 30, 1999.*
  10.22  Amendment No. 1, dated as of January 17, 2000, to General and
         Administrative Services Agreement between Digex and Intermedia.
  10.23  Use of Proceeds Agreement between Digex and Intermedia, dated as of June 2, 1999.**
  10.24  Use of Proceeds Agreement between Digex and Intermedia, dated as of January 11, 2000.**
  10.25  Use of Proceeds Agreement between Digex and Intermedia, dated as of January 24, 2000.
  10.26  Expense Summary and Indemnity Arrangement Agreement between
         Digex and Intermedia, dated as of January 24, 2000.
  23.1   Consent of Kronish Lieb Weiner & Hellman LLP, included in
         Exhibit 5.1.
  23.2   Consent of Ernst & Young LLP.**
  24.1   Power of Attorney.**

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(1) Confidential treatment of certain provisions of this exhibit was requested and granted by the Commission in connection with the filing of Digex's registration statement on Form S-1 (Commission File #333-77105).
* Filed as an exhibit to Digex's registration statement on Form S-1 (Commission File #333-77105) and incorporated herein by reference.
**  Previously filed.
*** To be filed by Amendment to this Registration Statement.